Subsidiaries

ROO Media Corporation, a Delaware corporation and wholly owned subsidiary of the Company

ROO Media (Australia) Pty. Ltd., an Australia corporation and wholly owned subsidiary of the Company

ROO Broadcasting Ltd., an Australia corporation and wholly owned subsidiary of the Company

Undercover Media Pty. Ltd., an Australia corporation and wholly owned subsidiary of the Company

ROO TV Pty. Ltd., an Australia corporation and wholly owned subsidiary of the Company

Bickhams Media, Inc., a Delaware corporation and wholly owned subsidiary of the Company

VideoDome.com Networks, Inc., a wholly owned subsidiary of Bickhams Media, Inc. and a California corporation

ROO Media Europe Limited, a United Kingdom corporation and wholly owned subsidiary of the Company

ROO HD, Inc., a Delaware corporation and wholly owned subsidiary of the Company

Reality Group Pty. Ltd., an Australia corporation and 51% owned subsidiary of the Company

Sputnik Agency Pty. Ltd., an Australia corporation and 51% owned subsidiary of the Company